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                                                                     Exhibit 5.1

                 [Letterhead of Cadwalader, Wickersham & Taft]


                                January 20, 1999



The Doe Run Resources Corporation
Fabricated Products, Inc.
DR Land Holdings, LLC
Doe Run Cayman Ltd.
Doe Run Mining S.R.L.
Doe Run Peru S.R.L.
Doe Run Air S.A.C.
Doe Run Development S.A.C.
Empresa Minera Cobriza S.A.
c/o The Doe Run Resources Corporation
1801 Park 270 Drive
St. Louis, MO 63146


    Re:  Registration Statement on Form S-4 related to 11 1/4% Senior
       Secured Notes due 2005, Series B

Gentlemen:


    We have acted as special counsel for The Doe Run Resources Corporation, a New York corporation ("Doe Run"), Fabricated Products, Inc., a Delaware corporation ("FPI"), DR Land Holdings, LLC, a Delaware limited liability company ("DRLH"), Doe Run Cayman Ltd., a Cayman Islands company ("Doe Run Cayman"), Doe Run Mining S.R.L., a Peruvian company ("Doe Run Mining"), Doe Run Peru S.R.L., a Peruvian company ("Doe Run Peru"), Doe Run Air S.A.C., a Peruvian corporation ("Doe Run Air"), Doe Run Development S.A.C., a Peruvian corporation ("Doe Run Development), and Empresa Minera Cobriza S.A., a Peruvian corporation ("Cobriza"), (collectively, the "Issuers") in connection with the preparation of the Issuers' Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-66291) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on the date hereof and to which this opinion letter is an exhibit. The Registration Statement relates to Doe Run's offer to exchange its 11 1/4% Senior Secured Notes due 2005, Series B (the "Exchange Notes") for any and all of its outstanding 11 1/4% Senior Secured Notes due 2005, Series A (the "Old Notes"). The Old Notes were issued, and the Exchange Notes are to be issued, under an indenture, dated as of September 1, 1998 (the "Indenture"), by and among Doe Run, as issuer, and FPI, Doe Run Cayman, Doe Run Mining, Doe Run Peru, Doe Run Air and Doe Run Development, as guarantors (collectively, in such capacity, the "Initial Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee"), and supplemented by the First Supplemental Indenture, dated as of September 16, 1998 (the "First Supplemental Indenture"), by and among Doe Run, as issuer, and the Initial Guarantors and Cobriza, as guarantors, and the Trustee and the Second Supplemental Indenture (the "Second Supplemental Indenture"), dated as of January 13, 1999, by and among Doe Run, as issuer, and the Initial Guarantors, Cobriza and DRLH, as guarantors (collectively, in such capacity, the "Guarantors"), and the Trustee.



    In rendering the opinions expressed below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus constituting a part thereof, (b) the Indenture, First Supplemental Indenture and Second Supplemental Indenture filed as exhibits to the Registration Statement and (c) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as

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The Doe Run Resources Corporation      -2-                      January 20, 1999



Fabricated Products, Inc.
DR Land Holdings, LLC
Doe Run Cayman Ltd.
Doe Run Mining S.R.L.
Doe Run Peru S.R.L.
Doe Run Air S.A.C.
Doe Run Development S.A.C.
Empresa Minera Cobriza S.A.
c/o The Doe Run Resources Corporation


originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate. In addition, we have assumed that the Exchange Notes and the guarantees of the Guarantors (the "Guarantees") will be executed and delivered in substantially the form in which they are filed as exhibits to the Registration Statement.

    Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

    1. The Exchange Notes and the Guarantees will be legally and validly issued and binding obligations of Doe Run and the Guarantors, as the case may be, (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (b) the Exchange Notes shall have been duly executed, authenticated and delivered, and the Guarantees shall have been duly executed and delivered, as contemplated in the Registration Statement.

    2. The statements made in the Prospectus constituting a part of the Registration Statement under the caption "Certain U.S. Federal Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States of America, constitute a fair summary of the principal federal income tax consequences of an investment in the Exchange Notes.

    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this Firm in the Prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                          /s/ Cadwalader, Wickersham & Taft